K&L GATES DRAFT
11/4/09

SHARE EXCHANGE AGREEMENT

by and among

MD HOLDINGS CORP.,

HONG KONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED,

and

FRESH GENERATION OVERSEAS LIMITED

Dated as of November 5, 2009

TABLE OF CONTENTS

PAGE

i

Exhibits
	A.	Suitability Letter
	B.	Investment Letter

ii

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of November 5, 2009 (the “Closing Date”), by and between MD Holdings Corp., a Nevada  corporation (hereinafter referred to as “USCo”), with principal offices located at 135 Carolstowne Road, Reisterstown, Maryland 21136, and Hong Kong Chenxin International Development Limited, a Hong Kong company (hereinafter referred to as “HKCo”), and Fresh Generation Overseas Limited, a British Virgin Islands company (the “HKCo Stockholder”), upon the following premises:

Premises

WHEREAS, USCo is a publicly held corporation organized under the laws of the State of Nevada with no significant operations;

WHEREAS, Marshall Davis (the “Principal USCo Stockholder”) is currently the principal stockholder of USCo, owning, directly or indirectly, 65,625,000 shares of USCo Common Stock (as defined in Section 2.02 below), representing approximately 90.5% of the issued and outstanding USCo Common Stock as of the date hereof;

WHEREAS, HKCo is a privately held corporation organized under the laws of Hong Kong;

WHEREAS, USCo agrees to acquire 100% of the issued and outstanding capital stock of HKCo in exchange for the issuance of certain shares of USCo Common Stock (the “Exchange”) and the HKCo Stockholder agrees to exchange its shares of HKCo on the terms described herein; and

WHEREAS, the parties hereto intend for this transaction to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF HKCO

As an inducement to, and to obtain the reliance of, USCo, and except as set forth in the corresponding disclosure schedules delivered by HKCo in connection with this Agreement (the “HKCo Schedules”), HKCo represents and warrants, as of the date hereof and as of the Closing Date, as defined below, as follows:

Section 1.01 Organization.  HKCo is a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in Schedule 1.01 of the HKCo Schedules are complete and correct copies of the articles of association (such documents, or other equivalent corporate organizational documents, the “Organizational Documents”) of HKCo as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby (collectively, the “Contemplated Transactions”), will not, violate any provision of HKCo’s Organizational Documents.  HKCo has full power, authority, and legal right and has taken all action required by law, its Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement and to consummate the Contemplated Transactions.

Section 1.02 Capitalization.  The authorized capital stock of HKCo consists of  10,000 ordinary shares, nominal value of HK$1.00 per share (the “HKCo Common Stock”), all of which are currently issued and outstanding.  All such shares of HKCo Common Stock are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries and Predecessor Corporations.  Except as set forth on Schedule 1.03, HKCo does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.  Hereinafter, the term “HKCo” also includes those subsidiaries set forth in Schedule 1.03 of the HKCo Schedules.

Section 1.04 Financial Statements.

(a) Included in Schedule 1.04 of the HKCo Schedules are the audited balance sheets of HKCo, as of December 31, 2008 (the “HKCo Balance Sheets”) and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2008 and December 31, 2007, together with the notes to such financial statements and the opinion of BDO Limited, independent certified public accountants (collectively, the “HKCo Financial Statements”).

(b) The HKCo Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. The HKCo Balance Sheets are true and accurate and fairly present as of their respective dates the financial condition of HKCo.  As of the date of the HKCo Balance Sheets, except as and to the extent reflected or reserved against therein, HKCo had no liabilities or obligations (absolute or contingent) which should be reflected in the HKCo Balance Sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and fairly present the value of the assets of HKCo, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows included in the HKCo Financial Statements reflect fairly the information required to be set forth therein by GAAP.

(c) HKCo has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(d) HKCo has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each such income tax return reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(e) All of HKCo’s assets are reflected on the HKCo Financial Statements, and, except as set forth in the HKCo Schedules or the HKCo Financial Statements, HKCo has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05 Information.  The information concerning HKCo set forth in this Agreement and in the HKCo Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.06 Options or Warrants.  There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued HKCo Common Stock.

Section 1.07 Absence of Certain Changes or Events.  Except as set forth in Schedule 1.07, since December 31, 2008:

(a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of HKCo;

(b) HKCo has not (i) amended its Organizational Documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) Except as required by this Agreement, HKCo has not (i) granted or agreed to grant any options, warrants or other rights for its stock, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

Section 1.08 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of HKCo after reasonable investigation, threatened by or against HKCo or affecting HKCo or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  HKCo does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which HKCo is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth in Schedule 1.09 of the HKCo Schedules.  A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which would be required to be disclosed in connection with a current report on Form 8-K by HKCo if HKCo were a registrant subject to Rule 13a-1 and Rule 13a-11 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) All contracts, agreements, franchises, license agreements, and other commitments to which HKCo is a party or by which its properties are bound and which are material to the operations of HKCo taken as a whole are valid and enforceable by HKCo in all respects, except as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought (collectively, “Bankruptcy and Equity Exceptions”); and

(c) Except as included or described in Schedule 1.09 of the HKCo Schedules or reflected in the most recent HKCo Balance Sheet, HKCo is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of HKCo.

Section 1.10 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the Contemplated Transactions will not result in the material breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement, or instrument to which HKCo is a party or to which any of its assets, properties or operations are subject.

Section 1.11 Compliance With Laws and Regulations.  To the best of its knowledge, HKCo has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of HKCo or except to the extent that noncompliance would not result in the occurrence of any material liability for HKCo.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 1.12 Approval of Agreement.  The Board of Directors of HKCo has authorized the execution and delivery of this Agreement by HKCo and has approved this Agreement and the Contemplated Transactions.

Section 1.13 Valid Obligation.  This Agreement and all agreements and other documents executed by HKCo in connection herewith constitute valid and binding obligations of HKCo, enforceable in accordance with their respective terms, except as may be limited by Bankruptcy and Equity Exceptions.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF USCO

As an inducement to, and to obtain the reliance of, HKCo, and except as set forth in the corresponding disclosure schedules delivered by USCo in connection with this Agreement (the “USCo Schedules”), USCo represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization.  USCo is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in Schedule 2.01 of the USCo Schedules are complete and correct copies of the Organizational Documents of USCo as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the Contemplated Transactions will not, violate any provision of USCo’s Organizational Documents.  USCo has full power, authority, and legal right and has taken all action required by law, its Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement and to consummate the Contemplated Transactions.

Section 2.02 Capitalization.  The authorized capital stock of USCo consists of  (a) 500,000,000 shares of common stock, par value $0.001 per share (“USCo Common Stock”), of which 72,510,141 shares are issued and outstanding immediately prior to the consummation of the Contemplated Transactions, 8,473 shares of which have been registered for resale with the U.S. Securities and Exchange Commission (“SEC”) pursuant to an effective registration statement, and (b) 10,000,000 shares of preferred stock, par value $0.001 per share (“USCo Preferred Stock”), none of which are issued and outstanding.  All issued and outstanding shares of USCo Common Stock are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations.  Except for MD Mortgage Corporation, a Maryland  corporation (“MD Mortgage”), which is a wholly-owned subsidiary of USCo, USCo does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.  Hereinafter, the term “USCo” also includes MD Mortgage.

Section 2.04 Financial Statements.

(a) Copies of (a) the audited balance sheet of USCo as of December 31, 2008 and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal year ended December 31, 2008, together with the notes to such statements and the opinion of Webb & Company, P.A., independent certified public accountants, and (b) the unaudited balance sheet of USCo as of September 30, 2009 (together with the balance sheets of USCo as of December 31, 2008, the “USCo Balance Sheets”) and the related unaudited statements of operations, stockholders’ equity and cash flows for the nine-month period ending September 30, 2009 (the financial statements referred to in (a) and (b) collectively, the “USCo Financial Statements”) have been filed with the SEC.

(b) The USCo Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. The USCo Balance Sheets are true and accurate and fairly present as of their respective dates the financial condition of USCo.  As of the respective dates of the USCo Balance Sheets, except as and to the extent reflected or reserved against therein, USCo had no liabilities or obligations (absolute or contingent) which should be reflected in the USCo Balance Sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and fairly present the value of the assets of USCo, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows in the USCo Financial Statements reflect fairly the information required to be set forth therein by GAAP.

(c) USCo has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(d) USCo has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each such income tax return reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(e) All of USCo’s assets are reflected on the USCo Financial Statements, and, except as set forth in the USCo Schedules or the USCo Financial Statements, USCo has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

(f) Except as set forth on Schedule 2.09, USCo shall have no liabilities on the Closing Date.

Section 2.05 Information.  The information concerning USCo set forth in this Agreement and the USCo Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.06 Options or Warrants.  There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued capital stock of USCo (including, but not limited to, the USCo Common Stock and the USCo Preferred Stock).

Section 2.07 Absence of Certain Changes or Events.  Since the date of the most recent USCo Balance sheet:

(a) There has not been any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of USCo;

(b) Except as required by this Agreement, USCo has not (i) amended its Organizational Documents; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any transactions or agreements; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(c) Except as required by this Agreement, USCo has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent); (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

Section 2.08 Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of USCo after reasonable investigation, threatened by or against USCo or affecting USCo or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  USCo does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts.  USCo is not a party to, and neither it nor any of its assets, products, technology and properties are bound by:

(a) any contract, agreement, franchise, license, debt instrument, or other commitment, whether such agreement is in writing or oral;

(b) any charter or other corporate restriction, except as set forth in the Organizational Documents of USCo;

(c) any judgment, order, writ,  injunction, decree, or award; or

(d) any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of USCo.

Section 2.10 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the Contemplated Transactions will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which USCo is a party or to which any of its assets, properties or operations are subject.

Section 2.11 Compliance With Laws and Regulations.  To the best of its knowledge, USCo has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12 Approval of Agreement.  The Board of Directors of USCo has authorized the execution and delivery of this Agreement by USCo and has approved this Agreement and the Contemplated Transactions.

Section 2.13 Material Transactions or Affiliations.  Except for this Agreement and the Contemplated Transactions, there exists no contract, agreement or arrangement between USCo and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by USCo to own beneficially, five percent (5%) or more of the issued and outstanding USCo Common Stock and which is to be performed in whole or in part after the date hereof or was entered into not more than three (3) years prior to the date hereof.  Neither any officer, director, nor five percent (5%) stockholder of USCo has, or has had since inception of USCo, any known interest, direct or indirect, in any such transaction with USCo which was material to the business of USCo.  USCo has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14 Bank Accounts; Power of Attorney.  Set forth in Schedule 2.14 of  the USCo Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by USCo within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of USCo, (b) all safe deposit boxes and other similar custodial arrangements maintained by USCo within the past twelve (12) months, (c) the check ledger for the last twelve (12) months, (d) the names of all persons holding powers of attorney from USCo or who are otherwise authorized to act on behalf of USCo with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations, and (e) a list of all the current officers and directors of USCo.

Section 2.15 Valid Obligation. This Agreement and all agreements and other documents executed by USCo in connection herewith constitute the valid and binding obligations of USCo, enforceable in accordance with their respective terms, except as may be limited by Bankruptcy and Equity Exceptions.

Section 2.16 Filings. USCo has timely filed all reports, statements, and other information required to be filed by it under the Exchange Act, as amended.

Section 2.17 Shell Company.  Since December 31, 2008, USCo has at all times been a “shell company” as defined in Rule 12b-2 of the Exchange Act.

Section 2.18 OTCBB.  USCo trades its USCo Common Stock on the Over-The-Counter Bulletin Board (“OTCBB”) and meets all requirements to be listed on the OTCBB.

ARTICLE III
PLAN OF EXCHANGE

Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date and after the consummation of the transaction contemplated in Section 4.05, the HKCo Stockholder shall (i) assign, transfer and deliver to USCo, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the shares of HKCo Common Stock held by the HKCo Stockholder, and (ii) pay to USCo in cash the amount of US$70,000; the objective of such Exchange being the acquisition by USCo of not less than 100% of the issued and outstanding HKCo Common Stock.  In exchange for the transfer of such securities by the HKCo Stockholder, USCo shall issue to the HKCo Stockholder twelve million (12,000,000) shares of USCo Common Stock, representing approximately 60% of the total issued and outstanding USCo Common Stock (the “Initial Shares”).  At the closing of the transactions described in this Section 3.01 (the “Closing”), the HKCo Stockholder shall, upon surrender of its certificate or certificates representing the HKCo Common Stock to USCo or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing its interest in the Initial Shares.  Upon consummation of the Contemplated Transactions, all of the shares of capital stock of HKCo shall be held by USCo.  Upon consummation of the Contemplated Transactions (including, but not limited to, the cancellation of the shares set forth in Section 4.05 below), there shall be 20,000,001 shares of USCo Common Stock issued and outstanding.

Section 3.02 Anti-Dilution.  The number of shares of USCo Common Stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the USCo Common Stock which may occur, other than share cancellation described in Section 4.05 (which has already been taken into consideration in the determination of the Initial Shares), between the date of the execution of this Agreement and the Closing Date, as to the Initial Shares.

Section 3.03 Closing Events.  At the Closing, USCo, HKCo and the HKCo Stockholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the Contemplated Transactions.

Section 3.04 Termination.  This Agreement may be terminated by the Board of Directors of HKCo or HKCo only in the event that USCo or HKCo do not meet the conditions precedent set forth in Articles V and VI hereof.  If this Agreement is terminated pursuant this Section 3.04, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE IV
SPECIAL COVENANTS

Section 4.01 Access to Properties and Records.  USCo and  HKCo will each afford to the officers and authorized representatives of the other party full access to the properties, books and records of USCo or HKCo, as the case may be, in order that each party may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other party, and each party will furnish to the other party such additional financial and operating data and other information as to the business and properties of USCo or HKCo, as the case may be, as the other party shall from time to time reasonably request.  Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other party with quarterly internally prepared and unaudited financial statements.

Section 4.02 Delivery of Books and Records.  At the Closing, HKCo shall deliver to USCo the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of HKCo now or then in the possession of HKCo or its representatives. USCo shall deliver to HKCo the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of USCo now or then in the possession of USCo or its representatives.

Section 4.03 Third Party Consents and Certificates.  USCo and HKCo agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the Contemplated Transactions.

Section 4.04 USCo Stockholder Meeting. USCo shall promptly call a special meeting of stockholders to be held on or prior to the Closing Date, at which meeting the stockholders of USCo shall be requested to approve, and the USCo Board of Directors shall recommend the approval of, the terms of this Agreement, the Contemplated Transactions, and such other matters as shall require stockholder approval hereunder.  In addition, USCo shall promptly file with the SEC necessary disclosure statements required by federal securities laws.

Section 4.05 Cancellation of Certain Shares of USCo Common Stock. On or prior to the Closing Date, the Principal USCo Stockholder shall, pursuant to the terms of a Stock Purchase Agreement between USCo and the Principal USCo Stockholder, deliver to USCo, and USCo shall cause to be cancelled, 64,510,140 shares of USCo Common Stock held by the Principal USCo Stockholder, and in consideration for such cancellation, the Principal USCo Stockholder will receive all of the issued and outstanding shares of common stock of MD Mortgage, USCo’s wholly-owned subsidiary.

Section 4.06 Designation of Directors and Officer. Upon the execution of this Agreement, USCo shall, as promptly as practicable, (i) accept the resignation of Marshall Davis as an officer of USCo, effective as of the Closing Date, (ii) increase its Board of Directors to eight (8), and (iii) elect Chen Min to its Board of Directors.  Upon compliance with Rule 14F-1, promulgated under the Exchange Act, USCo shall accept the resignation of Marshall Davis as a director of USCo and the following persons will be appointed as directors of USCo: Chen Qijie, You Jianli, Gao Juguang, Howard Barth, Wang Rui, Wang Changzhu, and Qin Jingshou.  In addition, USCo shall also, immediately upon the execution of this Agreement, appoint as officers of USCo the following persons: Chen Min, as Chief Executive Officer, President and Chairman of the Board, and Yang Feng, as Chief Financial Officer, Secretary and Treasurer, in each case effective as of the date hereof.

Section 4.07 Exclusive Dealing Rights. Until 5:00 P.M. New York City time on May 5, 2009:

(a) In recognition of the substantial time and effort which USCo has spent and will continue to spend in investigating HKCo and its business and in addressing the matters related to the Contemplated Transactions, each of which may preempt or delay other management activities, neither HKCo, nor any of its officers, directors, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than USCo and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the HKCo Common Stock) or similar transactions involving HKCo (all such transactions being referred to as “HKCo Acquisition Transactions”), other than activities related to financings.  If HKCo receives any proposal with respect to an HKCo Acquisition Transaction, it will immediately communicate to USCo the fact that it has received such proposal and the principal terms thereof.

(b) In recognition of the substantial time and effort which HKCo has spent and will continue to spend in investigating USCo and its business and in addressing the matters related to the Contemplated Transactions, each of which may preempt or delay other management activities, neither USCo, nor any of its officers, directors, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than HKCo and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the USCo Common Stock) (all such transactions being referred to as “USCo Acquisition Transactions”).  If USCo receives any proposal with respect to a USCo Acquisition Transaction, it will immediately communicate to HKCo the fact that it has received such proposal and the principal terms thereof.

Section 4.08 Actions Prior to Closing.

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the USCo Schedules or HKCo Schedules or as permitted or contemplated by this Agreement, USCo (subject to paragraph (b) below) and HKCo respectively, will each:

(i) carry on its business in substantially the same manner as it has heretofore;

(ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv) perform in all material respects all of its obligations under any material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v) use its best efforts to maintain and preserve intact its business organization, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From and after the date of this Agreement until the Closing Date, neither USCo nor HKCo will:

(i) make any changes in their Organizational Documents, including any change of name, except as contemplated by this Agreement;

(ii) take any action described in Section 1.07, in the case of HKCo, or in Section 2.07, in the case of USCo (all except as permitted therein or as disclosed in the HKCo Schedules or USCo Schedules, as applicable);

(iii) enter into or amend any contract, agreement, or other instrument of any of the types described in the HKCo Schedules or USCo Schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv) sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business.

Section 4.09 Indemnification.

(a) HKCo hereby agrees to indemnify USCo and each of the officers, agents and directors of USCo as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I.  The indemnification provided for in this paragraph shall survive the Closing and consummation of Contemplated Transactions and termination of this Agreement for one (1) year following the Closing.

(b) The HKCo Stockholder, agrees to indemnify USCo and each of the officers, agents and directors of USCo as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Section 3.01.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the Contemplated Transactions and termination of this Agreement for one (1) year following the Closing.

(c) USCo hereby agrees to indemnify HKCo and each of the officers, agents, and directors of HKCo and the HKCo Stockholder as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the Contemplated Transactions and termination of this Agreement for one (1) year following the Closing.

Section 4.10 The Acquisition of USCo Common Stock.  USCo and HKCo understand and agree that the consummation of the Contemplated Transactions, including the issuance of the USCo Common Stock to HKCo Stockholder in exchange for the HKCo Common Stock as contemplated herein, constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state statutes.  USCo and HKCo agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each stockholder of HKCo shall execute and deliver to USCo a Suitability Letter and an Investment Representation Letter in substantially the same form as those attached hereto as Exhibit A and Exhibit B, respectively.

(b) In connection with the Contemplated Transactions, USCo and HKCo shall each file, with the assistance of the other party and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the stockholders of HKCo reside unless an exemption requiring no filing is available in such jurisdiction, all to the extent and in the manner as may be deemed by such party to be appropriate.

(c) In order to more fully document reliance on the exemptions from registration as provided herein, HKCo, the HKCo Stockholder, and USCo shall execute and deliver to the other party, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as HKCo or USCo and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d) The HKCo Stockholder acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the Contemplated Transactions are in fact exempt from registration or qualification.

Section 4.11 Sales of Securities Under Rule 144, If Applicable.

(a) USCo will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its stockholders can sell restricted securities that have been held for one (1) year or more or such other restricted period as required by Rule 144 as it is from time to time amended.

(b) Upon being informed in writing by any person holding restricted stock of USCo that such person intends to sell any shares under Rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), USCo will certify in writing to such person that it is compliance with Rule 144 current public information requirement to enable such person to sell such person’s restricted stock under Rule 144, as may be applicable under the circumstances.

(c) If any certificate representing any such restricted stock is presented to USCo’s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s), in each case with reasonable assurances that such endorsements are genuine and effective and is accompanied by a legal opinion that such transfer has complied with the requirements of Rule 144, as the case may be, USCo will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

(d) This Section 4.11 shall survive the closing of this Agreement for a period of six (6) months.

Section 4.12 Good Standing. No later than November 30, 2009, HKCo shall deliver to USCo a certificate of good standing from a qualified attorney in Hong Kong certifying that HKCo is in good standing as a corporation in Hong Kong.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF USCO

The obligations of USCo under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants.  The representations and warranties made by HKCo and the HKCo Stockholder in this Agreement were true when made and shall be true on the Closing Date with the same force and effect as if such representations and warranties were made on and as of the Closing Date.  HKCo shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by HKCo prior to or at the Closing.

Section 5.02 Officer’s Certificate.  USCo shall have been furnished with a certificate dated the Closing Date and signed by a director of HKCo, certifying that: (a) no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of HKCo, threatened, which might result in an action to enjoin or prevent the consummation of the Contemplated Transactions, or, to the extent not disclosed in the HKCo Schedules, by or against HKCo, which might result in any material adverse change in any of the assets, properties, business, or operations of HKCo, and (b) the conditions set forth in Sections 5.01, 5.04 and 5.05 have been satisfied.

Section 5.03 [Intentionally Omitted].

Section 5.04 No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the Contemplated Transactions.

Section 5.05 Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the Contemplated Transactions, or for the continued operation of HKCo after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.06 Other Items.  USCo shall have received such further opinions, documents, certificates or instruments relating to the Contemplated Transactions as USCo may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF HKCO
AND THE HKCO STOCKHOLDER

The obligations of HKCo and the HKCo Stockholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants.  The representations and warranties made by USCo in this Agreement and by the Principal USCo Stockholder in the Indemnity Agreement to be delivered on the Closing Date (the “Indemnity Agreement”) were true when made and shall be true on the Closing Date with the same force and effect as if such representations and warranties were made on and as of the Closing Date.  Each of USCo and the Principal USCo Stockholder shall have performed and complied with all covenants and conditions required by this Agreement and the Indemnity Agreement to be performed or complied with by USCo and the Principal USCo Stockholder (as the case may be) prior to or at the Closing.

Section 6.02 Officer’s Certificate.  HKCo shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of USCo, certifying that: (a) no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of USCo threatened, which might result in an action to enjoin or prevent the consummation of the Contemplated Transactions, or, to the extent not disclosed in the USCo Schedules, by or against USCo, which might result in any material adverse change in any of the assets, properties or operations of USCo, and (b) the conditions set forth in Sections 6.01, 6.04, and 6.05 have been satisfied.

Section 6.03 Good Standing.  HKCo shall have received a certificate of good standing from the Secretary of State of the State of Nevada or other appropriate office, dated as of a date within ten (10) days prior to the Closing Date, certifying that USCo is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04 No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the Contemplated Transactions.

Section 6.05 Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the Contemplated Transactions, or for the continued operation of USCo after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.06 Other Items.  HKCo and the HKCo Stockholder shall have received:

(a) An original counterpart to the Indemnity Agreement duly executed by the Principal USCo Stockholder; and

(b) further opinions, documents, certificates, or instruments relating to the Contemplated Transactions as HKCo and the HKCo Stockholder may reasonably request.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Brokers.  USCo and HKCo agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation or execution of this Agreement or consummation of the Contemplated Transactions.  USCo and HKCo each agree to indemnify the other party against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the Contemplated Transactions based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02 Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York.  Venue for all matters shall be in New York, New York, without giving effect to principles of conflicts of law thereunder.  Each of the parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Notices.  Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by facsimile, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to HKCo or HKCo Stockholder, to:
c/o Fuqing Guanwei Plastic Industry Co. Ltd.
Rong Qiao Economic Zone
Fuqing City, Fujian Province
People’s Republic of China 300500
Attn: Chen Min
Tel: (86-591) 8539-2532

With copies to:	Robert S. Matlin, Esq.
K&L Gates LLP
599 Lexington Avenue
New York, NY 10022
Tel: 212-536-4066
Fax: 212-536-3901

If to USCo, to:	MD Holdings Corp.
135 Carolstowne Road
Reisterstown, Maryland 21136
Attn: Marshall Davis
Tel: (410) 440-2323

With copies to:	Greg E. Jaclin, Esq.
Anslow & Jaclin LLP
195 Route 9 South
Manalapan, NJ 07726
Tel: 732-409-1212
Fax: 732-577-1188

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (a) upon receipt, if personally delivered, (b) on the day after dispatch, if sent by overnight courier, (c) upon dispatch, if transmitted by facsimile and receipt is confirmed by telephone, or (d) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04 Attorney’s Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality.  Each party hereto agrees with the other parties that, unless and until the Contemplated Transactions have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (a) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (b) to the extent that such data or information must be used or disclosed in order to consummate the Contemplated Transactions.  In the event of the termination of this Agreement, each party shall return to the other parties all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06 Public Announcements and Filings.  Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the Contemplated Transactions) or file any document, relating to this Agreement and Contemplated Transactions, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07 Schedules; Knowledge.  The HKCo Schedules and USCo Schedules referred to herein and delivered pursuant to and attached to this Agreement (collectively, “Schedules”) are integral parts of this Agreement.  Nothing in a Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail, including by cross-reference to another Schedule.  The inclusion of any information in the Schedules shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the business of HKCo or USCo, as the case may be, or is outside the ordinary course of business.  HKCo is responsible for preparing the HKCo Schedules and USCo is responsible for preparing the USCo Schedules. Each of the HKCo Schedules and the USCo Schedules will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement, and the disclosure in any such numbered and lettered section of the HKCo Schedules or the USCo Schedules, as the case may be, shall qualify and shall be deemed to qualify such other paragraphs in this Agreement to the extent such qualification is reasonably apparent regardless of the absence of any express cross-reference to such other paragraph.  Each party is presumed to have full knowledge of all information set forth in the other party’s Schedules delivered pursuant to this Agreement.

Section 7.08 Third Party Beneficiaries.  This contract is strictly between USCo, HKCo and the HKCo Stockholder, and, except as specifically provided, no director, officer, stockholder (other than the HKCo Stockholder), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.09 Expenses.  Subject to Section 7.04 above, whether or not the Exchange is consummated, each of USCo, the HKCo Stockholder and HKCo will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other Contemplated Transactions.

Section 7.10 Entire Agreement.  This Agreement, together with the Schedules and any certificate or agreements delivered on the Closing Date, represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.11 Survival; Termination.  Except as otherwise set forth in this Agreement, the representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of Contemplated Transactions for a period of two (2) years.

Section 7.12 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.13 Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other parties shall be construed as a waiver or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.14 Best Efforts.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the Contemplated Transactions shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the Contemplated Transactions.

Section 7.15 References.  References to Sections, Articles, Schedules or Exhibits in this Agreement shall be to Sections, Articles, Schedules or Exhibits to this Agreement unless explicitly provided otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first-above written.

MD HOLDINGS CORP.

By:	/s/ Marshall Davis
Name: Marshall Davis
Title: Chief Executive Officer

HONG KONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

Date	By:	/s/ Bank Yu Po Fung
Name: Bank Yu Po Fung
Title: Director

FRESH GENERATION OVERSEAS LIMITED

Date	By:	/s/ Bank Yu Po Fung
Name: Bank Yu Po Fung
Title: Director

[Signature Page to Share Exchange Agreement]

Exhibit A

SUITABILITY LETTER

TO:           MD HOLDINGS CORP.

I make the following representations with the intent that they may be relied on by MD HOLDINGS CORP. (the “Company”), in determining my suitability as a purchaser of securities of the Company.

1. I have had the opportunity to ask questions of, and receive answers and information, from the officers of the Company and I deemed such information sufficient to make an investment decision in the Company.

2. I have such knowledge and experience in business and financial matters that I am capable of evaluating the Company, its business activities, and the risks and merits of this prospective investment, and I am not utilizing a purchaser representative (as defined in regulation D (“Regulation D”) promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”)) in connection with the evaluation of such risks and merits, except as set forth in paragraph 3.

3. I shall provide a separate written statement from each purchaser representative on the Purchaser Representative Acknowledgment Form available from the Company, in which is disclosed (i) the relationship of the purchaser representative with the Company, if any, which has existed at any time during the previous two (2) years, and compensation received or to be received as a result of such relationship, and (ii) the education, experience, and knowledge in financial and business matters which enables the purchaser representative to evaluate the relative merits and risks of an investment in the Company.

4. The undersigned and the purchaser representatives listed above, if any, together have such knowledge and experience in financial and business matters that they are capable of evaluating the Company and the proposed activities thereof and the merits and risks of this prospective investment.

5. I have adequate means of providing for my current needs and possible personal contingencies and have no need in the foreseeable future for liquidity of an investment in the Company.

6. Instructions:  Complete either (a) or (b) below, as applicable:

(a) FOR ACCREDITED INVESTORS.  I confirm that I am an “accredited investor” as defined under rule 501 of Regulation D, as checked below:

(i) Any bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any small business investment company licensed by the U. S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐           Yes           ☒           No

(ii) Any private business development company as defined in section 302(a)(22) of the Investment Advisers Act of 1940;

☐           Yes           ☒           No

(iii) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐           Yes           ☒           No

(iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐           Yes           ☒           No

(v) Any natural person whose individual net worth or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000;

☐           Yes           ☒           No

For purposes of category (v), the term “net worth” means the excess of total assets over total liabilities.  In computing net worth for the purposes of category (v) above, the undersigned’s principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.

(vi) Any natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐           Yes           ☒           No

In determining income, the undersigned should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii); and

☐           Yes           ☒           No

(viii) Any entity in which all of the equity owners are accredited investors.

☒           Yes           ☐           No

(b) FOR NONACCREDITED INVESTORS.  I am not an accredited investor.

The following information is being provided here in lieu of furnishing a personal financial statement.

(i) My net worth excluding principal residence, furnishings, and automobiles is at least _____ times the total investment I intend to make in the Company;

(ii) My annual disposable income, after excluding all of my personal and family living expenses and other cash requirements for current obligations, is such that the loss of my entire investment in the Company would not materially alter my standard of living;

☐           Yes           ☐           No

(iii) Considering the foregoing and all other relevant factors in my financial and personal circumstances, I am able to bear the economic risk of an investment in the Company.

☐           Yes           ☐   No

7. I have previously been advised that I would have an opportunity to review all the pertinent facts concerning the Company, and to obtain any additional information which I might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information provided me.

8. I have personally communicated or been offered the opportunity to communicate with executive officers of the Company to discuss the business and financial affairs of the Company, its products and activities, and its plans for the future.  I acknowledge that if I would like to further avail myself of the opportunity to ask additional questions of the Company, the Company will make arrangements for such an opportunity on request.

9. I have been advised that no accountant or attorney engaged by the Company is acting as my representative, accountant, or attorney.

10. I will hold title to my interest as follows:

☐	Community Property	☒	Separate Property

☐	Joint Tenants, with Right	☐	Tenants in Common
of Survivorship

		☐	Other (Single Person, Trust, etc.,
please indicate.)

11. I am an entity incorporated in the British Virgin Islands. The address below is my true and correct principal place of business.

DATED this 5th day of November, 2009.

Fresh Generation Overseas Limited

By:	/s/ Bank Yu Po Fung
Name: Bank Yu Po Fung
Title: Director

Address:

Exhibit B

INVESTMENT LETTER

TO: MD HOLDINGS CORP.

Re:           Purchase of shares of Common Stock of MD HOLDINGS CORP.

Gentlemen:

In connection with the acquisition by the undersigned of shares of Common Stock of MD HOLDINGS CORP. (the “Securities”), the undersigned represents that the Securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the “Securities Act”), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an “underwriter” within the meaning of the Securities Act.  It is understood that the definition of an “underwriter” focuses on the concept of “distribution” and that any subsequent disposition of the subject Securities can only be effected in transactions which are not considered distributions.  Generally, the term “distribution” is considered synonymous with “public offering” or any other offer or sale involving general solicitation or general advertising.  Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets.  These criteria are set forth specifically in rule 144 promulgated under the Securities Act (“Rule 144”).

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if Rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on Rule 144 in accordance with the terms and conditions of that rule; the issuer is under no obligation to the undersigned to make Rule 144 available, except as may be expressly agreed to by it in writing; in the event Rule 144 is not available, compliance with Regulation A promulgated under the Securities Act or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the convertible promissory notes and warrants composing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

B-1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The issuer may refuse to register transfer of the Securities in the absence of compliance with Rule 144 unless the undersigned furnishes the issuer with a “no-action” or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein.  The issuer may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

Very truly yours, Fresh Generation Overseas Limited

Dated:November 5, 2009	By:	/s/ Bank Yu Po Fung
Name: Bank Yu Po Fung
Title: Director

B-2

No. 1276176
編號

CERTIFICATE OF INCORPORATION
公 司 註 冊 證 書

* * *

I hereby certify that
本人謹此證明

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED
香港晨鑫國際發展有限公司

is this day incorporated in Hong Kong under the Companies Ordinance
於本日在香港根據《公司條例》(第 32 章)

(Chapter 32) and that this company is limited.
註冊成為有限公司。

Issued on 29 September 2008 .
本證書於二ＯＯ八年九月二十九日發出。

Ms. Fanny Wing-chi LAM
for *Registrar of Companies*
Hong Kong
香港公司註冊處處長
（林詠芝 代行）

Note 註：
Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.
公司名稱獲公司註冊處註冊，並不表示獲授予該公司名稱或其任何部分的商標權或任何其他知識產權。

CR
公司註冊處
Companies Registry

法團成立表格
(股份有限公司)
Incorporation Form
(Company Limited by Shares)

(《公司條例》第14A條)
(Companies Ordinance s. 14A)

CERTIFIED TRUE COPY
SUCCESS CORPORATE SERVICES LTD.
30 SEP 2008

表格 Form **NC1**

重要事項 Important Notes

- 填表前請參閱《填表須知》。
  請用黑色墨水列印。
- Please read the accompanying notes before completing this form.
  Please print in black ink.

(註 Note 7) **1 擬採用的公司名稱 Intended Company Name**

擬採用的公司英文名稱 Intended English Company Name

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

擬採用的公司中文名稱 Intended Chinese Company Name

香港晨鑫國際發展有限公司

(註 Note 8) **2 公司類別 Type of Company**

請在適用的空格內加上 ✓ 號 Please tick the relevant box

☑ 私人 Private ☐ 非私人 Non-private

(註 Note 9) **3 公司在香港的註冊辦事處擬採用的地址**
The Intended Address of the Company's Registered Office in Hong Kong

21st Floor, New World Tower 1,
18 Queen's Road Central, Hong Kong.

(「轉交」地址及郵政信箱號碼恕不接受 'Care of' addresses and post office box numbers are not acceptable)

(註 Note 10) **4 電郵地址 E-mail Address**

N/A

(註 Note 3) **提交人的資料 Presentor's Reference**

姓名 Name:
SUCCESS CORPORATE SERVICES LIMITED
地址 Address:
27/F., HOPEWELL CENTRE,
183 QUEEN'S ROAD EAST,
HONG KONG.
電話 Tel: 852-2507 7219 傳真 Fax: 852-2507 7225
電郵地址 E-mail Address: formation@sbc.com.hk

檔號 Reference:

請勿填寫本欄 For Official Use

Acknowledgement
Companies Registry
H.K.

24/09/2008 11:15:00
Submission No/Seq No: 226108737/2
CR No:
Sh. Form. NC1

指明編號 1/2008 (2008年7月)
Specification No. 1/2008 (July 2008)

表格 Form **NC1**

CERTIFIED TRUE COPY

SUCCESS CORPORATE SERVICES LTD.

30 SEP 2008

(註 Note 11) **5 股本 Share Capital**

擬註冊股本 Share Capital to be Registered				創辦成員共承購各類股份的總面值 *Total* Nominal Value of Each Class of Shares to be Taken by Founder Member(s) †
股份類別 Class of Shares	股份數目 Number of Shares (a)	每股的面值 Nominal Value of Each Share † (b)	各類股份的總面值 *Total* Nominal Value of Each Class † (a) x (b)	
ORDINARY	10,000	HK$1.00	HK$10,000.00	HK$10,000.00
		總值 Total	HK$10,000.00	HK$10,000.00

† 請註明貨幣單位(例如：港元、美元)
Please specify the currency (e.g. HKD, USD)

(註 Note 12) **6 創辦成員 Founder Members**

(如有超過兩名創辦成員，請用續頁 A 填報 Use Continuation Sheet A if more than 2 founder members)

1 中文姓名／名稱 **Name in Chinese**: N/A

英文姓名／名稱 **Name in English**: FRESH GENERATION OVERSEAS LIMITED

地址 **Address**: PALM GROVE HOUSE, P. O. BOX 438, ROAD TOWN, TORTOLA, BRITISH VIRGIN ISLANDS

承購的股份 **Shares to be taken**

股份類別 Class of shares	股份數目 Number of shares
ORDINARY	10,000

2 中文姓名／名稱 **Name in Chinese**:

英文姓名／名稱 **Name in English**:

地址 **Address**:

承購的股份 **Shares to be taken**

股份類別 Class of shares	股份數目 Number of shares

第二頁 Page 2

指明編號 1/2008 (2008 年 7 月)
Specification No. 1/2008 (July 2008)

表格 Form **NC1**

CERTIFIED TRUE COPY

SUCCESS CORPORATE SERVICES LTD.

30 SEP 2008

(註 Note 13) **7 首任秘書 First Secretary**

(如有超過一名個人或法人團體秘書，請用續頁 B 填報 Use Continuation Sheet B if more than 1 individual or corporate secretary)

A. 個人秘書 Individual Secretary

中文姓名 Name in Chinese	N/A
英文姓名 Name in English	姓氏 Surname: / 名字 Other Names:
前用姓名／別名 Previous Names／Alias	前用姓名 Previous Names: / 別名 Alias:
(註 Note 14) 香港住址 Hong Kong Residential Address	
(註 Note 15) 電郵地址 E-mail Address	

(「轉交」地址及郵政信箱號碼恕不接受 'Care of' addresses and post office box numbers are not acceptable)

(註 Note 16) 身份證明 Identification

a 香港身份證號碼 Hong Kong Identity Card Number	
b 護照 Passport	簽發國家 Issuing Country: / 號碼 Number:

B. 法人團體秘書 Corporate Secretary

(註 Note 17) 中文名稱 Name in Chinese	駿業會計秘書服務有限公司
(註 Note 17) 英文名稱 Name in English	SUCCESS CORPORATE SERVICES LIMITED
(註 Note 18) 香港地址 Hong Kong Address	27/F., HOPEWELL CENTRE, 183 QUEEN'S ROAD EAST, HONG KONG.
(註 Note 15) 電郵地址 E-mail Address	formation@sbc.com.hk
公司編號 Company Number (只適用於在香港註冊的法人團體) (Only applicable to body corporate registered in Hong Kong)	618863

(「轉交」地址及郵政信箱號碼恕不接受 'Care of' addresses and post office box numbers are not acceptable)

第三頁 Page 3

指明編號 1/2008 (2008 年 7 月)
Specification No. 1/2008 (July 2008)

表格 Form **NC1**

CERTIFIED TRUE COPY

SUCCESS CORPORATE SERVICES LTD.

30 SEP 2008

(註 Note 13) **8 首任董事 First Directors**

A. 個人董事 Individual Director

(如有超過一名個人董事，請用續頁C 填報 Use Continuation Sheet C if more than 1 individual director)

中文姓名 Name in Chinese	N/A

	姓氏 Surname	名字 Other Names
英文姓名 Name in English	YU	BANKS PO FUNG

前用姓名 Previous Names	N/A
別名 Alias	N/A

(註 Note19)

		國家 Country
住址 Residential Address	ROOM 11-13, 14/F., BLOCK B, WAH SANG INDUSTRIAL BUILDING, 14-18 WONG CHUK YEUNG STREET, SHATIN, NEW TERRITORIES, HONG KONG.	

(「轉交」地址及郵政信箱號碼恕不接受 'Care of' addresses and post office box numbers are not acceptable)

(註 Note 20)

電郵地址 E-mail Address	N/A

(註 Note 21) **身份證明 Identification**

a 香港身份證號碼 Hong Kong Identity Card Number	N/A	
	簽發國家 Issuing Country	號碼 Number
b 護照 Passport	CANADA	JX025668

(註 Note 23)

提示 Advisory Note

所有公司董事均應閱讀公司註冊處編製的《有關董事責任的非法定指引》的最新版本，並熟悉該指引所概述的董事一般責任。

All directors of the company are advised to read the latest version of the 'Non-Statutory Guidelines on Directors' Duties' published by the Companies Registry and acquaint themselves with the general duties of directors outlined in the Guidelines.

(註 Note 23) **出任董事職位同意書 Consent to Act as Director**

本人同意在公司成立爲法團時出任其董事，並確認本人已年滿 18 歲。

I consent to act as a director of the company on its incorporation and confirm that I have attained the age of 18 years.

簽署 Signed : YU BANKS PO FUNG

第四頁 Page 4

指明編號 1/2008 (2008 年 7 月)
Specification No. 1/2008 (July 2008)

表格 Form **NC1**

CERTIFIED TRUE COPY

SUCCESS CORPORATE SERVICES LTD.

30 SEP 2000

8 首任董事 First Directors (續上頁 cont'd)

B. 法人團體董事 Corporate Director

(如有超過一名法人團體董事，請用續頁D填報 Use Continuation Sheet D if more than 1 corporate director)

中文名稱 Name in Chinese	**N/A**
英文名稱 Name in English	

(註 Note 22) 地址 Address

	國家 Country

(「轉交」地址及郵政信箱號碼恕不接受 'Care of' addresses and post office box numbers are not acceptable)

(註 Note 20) **電郵地址 E-mail Address**

公司編號 Company Number

(只適用於在香港註冊的法人團體)

(Only applicable to body corporate registered in Hong Kong)

(註 Note 23)

提示 Advisory Note

所有公司董事均應閱讀公司註冊處編製的《有關董事責任的非法定指引》的最新版本，並熟悉該指引所概述的董事一般責任。

All directors of the company are advised to read the latest version of the 'Non-Statutory Guidelines on Directors' Duties' published by the Companies Registry and acquaint themselves with the general duties of directors outlined in the Guidelines.

(註 Note 23) **出任董事職位同意書 Consent to Act as Director**

本人謹代表上述公司確認，上述公司同意在公司成立爲法團時出任其董事。

I, acting on behalf of the above named company, confirm that the above company consents to act as a director of this company on its incorporation.

簽署 Signed : ____________________

法人團體董事的董事／秘書／獲授權人士*

Director / Secretary / Authorized Person of the Corporate Director *

* *請刪去不適用者 Delete whichever does not apply*

指明編號 1/2008 (2008 年 7 月)
Specification No. 1/2008 (July 2008)

第五頁 Page 5

CERTIFIED TRUE COPY

SUCCESS CORPORATE SERVICES LTD.

30 SEP 2008

表格 Form **NC1**

(註 Note 24) **9** **遵從公司註冊規定陳述書 Statement of Compliance on Incorporation**

請在適用的空格內加上 ✓ 號 Please tick the relevant box

☐ 本人為[公司的創辦成員／名列本表格內的董事／名列本表格內的秘書]*，現核證公司已遵從《公司條例》中與註冊有關的所有或任何規定及與註冊的先決及附帶事宜有關的所有或任何規定。

I, being the [founder member of the company／director named in this form／secretary named in this form] *, hereby certify that this company has complied with all or any of the requirements of the Companies Ordinance in respect of registration and of matters precedent and incidental thereto.

如創辦成員／董事／秘書屬法人團體

For cases where the founder member ／director ／secretary is a body corporate

☑ 本人為，

[公司的創辦成員的~~董事／秘書~~／獲授權人士*

~~名列本表格內的法人團體董事的董事／秘書／獲授權人士*~~

~~名列本表格內的法人團體秘書的董事／秘書／獲授權人士*~~]*，

現代表該創辦成員／~~法人團體董事／法人團體秘書~~核證，公司已遵從《公司條例》中與註冊有關的所有或任何規定及與註冊的先決及附帶事宜有關的所有或任何規定。

I, being the [~~director／secretary~~／ authorized person] * and acting on behalf of the [corporate founder member of the company／~~corporate director named in this form／corporate secretary named in this form~~] *, hereby certify that this company has complied with all or any of the requirements of the Companies Ordinance in respect of registration and of matters precedent and incidental thereto.

* *請刪去不適用者 Delete whichever does not apply*

For and on behalf of
FRESH GENERATION OVERSEAS LIMITED

簽署 Signed: .... Authorized Signature(s)

(YU BANKS PO FUNG)

姓名 Name: FRESH GENERATION OVERSEAS LIMITED

本表格包括下列續頁。This Form includes the following Continuation Sheet(s).

續頁 Continuation Sheet(s)	A	B	C	D
頁數 Number of pages	-	-	-	-

For and on behalf of
FRESH GENERATION OVERSEAS LIMITED

(註 Note 4) 簽署 Signed: .... Authorized Signature(s) 簽署 Signed:

姓名 Name: FRESH GENERATION OVERSEAS LIMITED 姓名 Name: N/A

創辦成員 Founder Member (YU BANKS PO FUNG) 創辦成員 Founder Member

(如公司只有一名創辦成員，請刪去其餘的簽署欄 Please delete one signature space if the company has only one Founder Member)

日期 Date : 23 SEP 2008

日 DD / 月 MM / 年 YYYY

指明編號 1/2008 (2008 年 7 月)
Specification No. 1/2008 (July 2008)

第六頁 Page 6

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED
香港晨鑫國際發展有限公司

Incorporated on 29 SEPTEMBER 2008

HONG KONG

No. 1276176

[COPY]

COMPANIES ORDINANCE
(CHAPTER 32)

CERTIFICATE OF INCORPORATION

I hereby certify that

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED
香港晨鑫國際發展有限公司

is this day incorporated in Hong Kong under the Companies Ordinance, and that this Company is limited.

Issued by the undersigned on 29 SEPTEMBER 2008

(Sd.) Ms. Fanny Wing-chi LAM
Ms. Fanny Wing-chi LAM
For Registrar of Companies
Hong Kong

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED
香港晨鑫國際發展有限公司

First:- The name of the Company is "HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED 香港晨鑫國際發展有限公司"

Second:- The Registered Office of the Company will be situated in Hong Kong.

Third:- The liability of the Members is limited.

Fourth:- The Share Capital of the Company is HK$10,000.00 divided into 10,000 shares of HK$1.00 each with the power for the company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privileges, or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

****

1

We, the several persons, whose names, addresses and descriptions are hereto given below, wish to form a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:

Names, Addresses and Descriptions of Signatories	Number of Shares taken by each Signatory
For and behalf of FRESH GENERATION OVERSEAS LIMITED (Sd.) FRESH GENERATION OVERSEAS LIMITED .... Authorized Signature(s) PALM GROVE HOUSE, P. O. BOX 438, ROAD TOWN, TORTOLA, BRITISH VIRGIN ISLANDS. CORPORATION	10,000
Total Number of Shares Taken.....	10,000

Dated on 23 SEPTEMBER 2008
WITNESS to the above signatures:

(Sd.) RUBY TSENG
SECRETARY
13/FL., TUNG SUN COMMERCIAL CENTRE,
200 LOCKHART ROAD, WANCHAI,
HONG KONG.

2

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED
香港晨鑫國際發展有限公司

Preliminary

1. The regulations contained in Table "A" in the First Schedule to the Companies Ordinance (Chapter 32) shall apply to the Company save in so far as they are hereby expressly excluded or modified. In case of conflict between the provisions of Table "A" and these presents, the provisions herein contained shall prevail.

2. The company is a private company and accordingly :-

   (a) the right to transfer shares is restricted in manner hereinafter prescribed;

   (b) the number of members of the company (exclusive of persons who are in the employment of the company and of persons who having been formerly in the employment of the company were while in such employment and have continued after the determination of such employment to be members of the company) is limited to 50. Provided that where 2 or more persons hold one or more shares in the company jointly they shall for the purpose of this regulation be treated as a single member;

   (c) any invitation to the public to subscribe for any shares or debentures of the company is prohibited.

Transfer of Shares

3. The Directors may decline to register any transfer of shares to any person without giving any reason therefor. The Directors may suspend the registration of transfers during the twenty-one days immediately preceding the Ordinary General Meeting in each year. The Directors may decline to register any instrument of transfer, unless (a) a fee not exceeding two dollars is paid to the Company in respect thereof, and (b) the instrument of transfer is accompanied by the Certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

Chairman of Directors

4. The Directors may elect a chairman of their meetings, and determine the period for which he is to hold office, and unless otherwise determined the chairman shall be elected annually. If no chairman is elected, or if at any meeting the chairman is not present within half an hour of the time appointed for holding the same, the Directors present shall choose someone of their number to be the chairman of such meeting.

3

5. Unless and until the Company in General Meeting shall otherwise determine, the number of Directors shall not be less than one. The first Director(s) of the Company shall be nominated in writing by the subscriber(s) to the Memorandum of Association.

6. A Director who is about to go away from or is absent from Hong Kong may with the approval of the majority of the other Directors nominate any person to be his substitute and such substitute whilst he holds office as such shall be entitled to notice of Meetings of the Directors and to attend and vote thereat accordingly and he shall ipso facto vacate office if and when the appointor returns to Hong Kong or vacate office as a Director or removes the substitute from office and any appointment and removal under this Article shall be effected by notice in writing under the hand of or by cable from the Director making the same. A Director may appoint (subject as above provided) one of the other Directors to be his substitute who shall thereupon be entitled to exercise (in addition to his own right of voting as a Director) such appointor's rights at Meetings of the Directors.

7. At the Ordinary General Meeting to be held next after the adoption of these Articles and at every succeeding Ordinary General Meeting all Directors, except Permanent Directors if any are appointed, shall retire from office and shall be eligible for re-election.

8. A Director shall not require any qualification shares.

9. The office of a Director shall be vacated if the Director: -

   (a) resigns his office by notice in writing to the Company; or

   (b) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

   (c) becomes of unsound mind.

10. (a) No Director shall be disqualified from his office by contracting with the Company, nor shall any such contract or any contract entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract by reason only of such Director holding that office, or of the fiduciary relations thereby established but it is declared that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract is determined on if his interest then exists, or, in any other case, at the first meeting of the Directors after the acquisition of his interest. A Director may vote in respect of any contract or arrangement in which he is interested.

    (b) A Director of the Company may be or become a Director of any company promoted by this Company or in which it may be interested as a vendor, shareholder or otherwise and no such Director shall be accountable for any benefits received as a Director or shareholder of such company.

11. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their Meetings as they think fit and determine the quorum necessary for the transaction of business. Until otherwise determined, one Director shall constitute a quorum.

12. Any casual vacancy occurring in the Board of Directors may be filled up by the Directors, but the person so chosen shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

4

13. Subject to the provisions of Article 6 hereof, the Directors shall have power at any time, and from time to time, to appoint a person as an additional Director who shall retire from office at the next following Ordinary General Meeting, but shall be eligible for election by the Company at that meeting as an additional Director.

14. The Company may by special resolution remove any Director and may by an ordinary resolution appoint another person in his stead. The person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

15. Any Resolution of the Board of Directors in writing signed by the majority of the Directors, in whatever part of the world they may be, shall be valid and binding as a resolution of the Directors provided that notice shall have been given to all the Directors of the Company capable of being communicated with conveniently according to the last notification of address by each such Director given to the Registered Office of the Company.

16. Where any notice is required either by these Articles, by Table "A", by the Ordinance or otherwise, to be given to any Director or to any Member of the Company, such shall be valid if given by cable and where any consent, agreement, signature, notice by or authority from any Director or Member of the Company such shall be good and valid if given by cable in spite of the fact that neither the cable nor the document by which the cable is sent bears a written signature. This clause shall not apply to Special Resolutions.

Powers of Directors

17. The Directors, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company in General Meeting subject nevertheless to the provisions of the Companies Ordinance (Chapter 32), to these Articles, and to any regulations from time to time made by the Company in General Meetings, provided that no such regulation so made shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.

18. Without prejudice to the general powers conferred by the preceding Article and the other powers conferred by these Articles, it is hereby expressly declared that the Directors shall have the following powers, that is to say, power: -

(1) To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company.

(2) To purchase or otherwise acquire for the Company or sell or otherwise dispose of any property, rights or privileges which the Company is authorised to acquire at such price and generally on such terms and conditions as they shall think fit.

(3) To engage, suspend or dismiss the employees of the Company, and to fix and vary their salaries or emoluments.

(4) To institute, conduct, defend, compromise or abandon any legal proceedings by or against the Company or its officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company.

(5) To refer any claims or demands by or against the Company to arbitration and observe and perform the awards.

(6) To make and give receipts, releases and other discharges for moneys payable to the Company, and for claims and demands of the Company.

5

Schedule 1.03

Predecessor Corporations and Subsidiaries of HKCo

Subsidiaries

Fuqing Guanwei Plastic Industrial Co., Ltd. (a Chinese company) (100%)

Schedule 1.04

Audited Balance Sheets of HKCo

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

AUDITED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2008 AND 2007 AND

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME,

CASH FLOWS AND CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

TOGETHER WITH REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

To the sole director and shareholders of
HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

We have audited the accompanying consolidated balance sheets of Hongkong Chenxin International Development Limited and its subsidiary (the “Company”) as of December 31, 2008 and 2007 and the related consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hongkong Chenxin International Development Limited as of December 31, 2008 and 2007 and the consolidated results of its operations and cash flows for the years ended December 31, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

BDO Limited

Hong Kong, November 5, 2009

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31

	Note	2008	2007
		US$	US$

Assets

Current assets:
Cash and cash equivalents		1,029,710	1,471,358
Accounts receivable	5	68,972	155,793
Amount due from director	10	19,904	70,429
Prepayments and other current assets	6	1,385,225	82,316
Income tax recoverable		16,449	-
Inventories	7	12,975,877	4,271,842
Total current assets		15,496,137	6,051,738

Property, plant and equipment, net	8	4,968,798	5,002,339
Land use right, net	9	667,000	638,359

Total assets		21,131,935	11,692,436

Liabilities and shareholders’ equity

Current liabilities:
Short term borrowings	11	-	1,367,222
Accounts payable		12,157,940	4,344,733
Dividend payable to Original Shareholders		757,456	709,828
Other payables and accrued expenses	12	373,831	728,290
Income tax payable		-	228,607
Total current liabilities		13,289,227	7,378,680

Shareholders’ equity:
Paid-in capital (Common stock, HK$1 at par value; 10,000 shares authorized and issued)	13	1,287	1,287
Additional paid-in capital	14	1,238,636	1,238,636
PRC statutory reserves	15	802,428	523,099
Retained earnings		5,127,736	2,182,385
Accumulated comprehensive income		672,621	368,349
Total shareholders’ equity		7,842,708	4,313,756

Total liabilities and shareholders’ equity		21,131,935	11,692,436

The accompanying notes are an integral part of these financial statements.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Note	2008	2007
		US$	US$

Revenue	3	25,430,714	15,777,997

Cost of revenue		(20,292,530)	(11,052,199)
Gross profit		5,138,184	4,725,798

Selling and administrative expenses		(984,000)	(805,521)

Operating income		4,154,184	3,920,277
Interest income		6,797	2,380
Interest expenses		(100,664)	(77,548)
Exchange gains, net		232,998	161,260
Income before income taxes		4,293,315	4,006,369

Income taxes	4	(1,103,734)	(1,364,680)
Net income		3,189,581	2,641,689

Comprehensive Income:

Net income		3,189,581	2,641,689
Other comprehensive income:
Foreign currency translation adjustment		339,371	306,886
Comprehensive income		3,528,952	2,948,575

The accompanying notes are an integral part of these financial statements.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
	US$	US$
Cash flows from operating activities:
Net income	3,189,581	2,641,689
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	388,739	289,402
Amortization of land use right	13,972	21,840
Loss on disposal of property, plant and equipment	8,701	-
Changes in operating assets and liabilities:
Accounts receivable	95,773	(149,690)
Amount due from director	54,312	(14,072)
Amounts due to related companies	-	(173,877)
Prepayments and other current assets	(1,277,356)	(5,094)
Inventories	(8,287,451)	(2,224,977)
Accounts payable	7,405,560	1,319,360
Other payables and accrued expenses	(397,099)	(36,113)
Income tax payable	(256,375)	(7,910)
Net cash provided by operating activities	938,357	1,660,558
Cash flows from investing activities:
Purchase of property, plant and equipment	(44,153)	(938,853)
Proceeds from disposal of property, plant and equipment	10,199	-
Dividend paid to shareholders	-	(788,199)
Net cash used in investing activities	(33,954)	(1,727,052)
Cash flows from financing activities:
(Repayment)/Advance of bank borrowings	(1,436,435)	1,186,239
Net cash (used in)/provided by financing activities	(1,436,435)	1,186,239
Effect of exchange rate changes	90,384	65,354
Net (decrease)/increase in cash and cash equivalents	(441,648)	1,185,099
Cash and cash equivalents, beginning of year	1,471,358	286,259
Cash and cash equivalents, end of year	1,029,710	1,471,358
Supplementary information	US$	US$
Interest received	6,797	2,380
Interest paid	100,664	77,548
Income taxes paid	1,360,108	1,372,590
Non-cash transaction - Issuance of share capital	1,287	1,287

The accompanying notes are an integral part of these financial statements.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Paid-in capital	Additional paid-in capital	PRC statutory reserves	Retained earnings	Accumulated Comprehensive income	Total
	US$		US$	US$	US$	US$

Balance as of January 1, 2007	1,287	1,238,636	176,943	1,404,836	73,640	2,895,342
Net income for the year	-	-	-	2,641,689	-	2,641,689
Foreign currency translation adjustment	-	-	12,177	-	294,709	306,886
Dividends	-	-	-	(1,530,161)	-	(1,530,161)
Transfer of reserve	-	-	333,979	(333,979)	-	-
Balance as of December 31, 2007	1,287	1,238,636	523,099	2,182,385	368,349	4,313,756
Net income for the year	-	-	-	3,189,581	-	3,189,581
Foreign currency translation adjustment	-	-	35,099	-	304,272	339,371
Transfer of reserve	-		244,230	(244,230)	-	-
Balance as of December 31, 2008	1,287	1,238,636	802,428	5,127,736	672,621	7,842,708

The accompanying notes are an integral part of these financial statements.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

1             Organization and principal activities

Hongkong Chenxin International Development Limited (“Chenxin” or the “Company”) was incorporated in Hong Kong on September 29, 2008. Chenxin is a wholly-owned subsidiary of Fresh Generation Overseas Limited (“Fresh Generation”), a company incorporated in the British Virgin Islands (“BVI”).

Fuqing Guanwei Plastics Industry Company Limited (“Guanwei”) was incorporated in Fuzhou city, Fujian Province, the People’s Republic of China (“PRC”) on 9 April 2005 as a wholly domestic-owned enterprise with an operating period up to 8 April 2055.  Guanwei was owned by a group of PRC family members (the “Original Shareholders”) on incorporation.

Fresh Generation’s sole shareholder is a Canadian resident, who holds Fresh Generation’s shares by a trust on behalf of the Original Shareholders.

On November 22, 2008, the Company entered into an agreement of Plan of Reorganization (“the Plan”) with the Original Shareholders of Guanwei, pursuant to which the Company had issued 10,000 authorized shares of common stock of the Company to the Original Shareholders in exchange of 100% of the registered and fully paid up capital of Guanwei. The closing date of this exchange transaction was December 23, 2008. Guanwei was changed to a foreign-owned enterprise on December 23, 2008 after the change in shareholding. The ultimate controlled party remains as the Original Shareholders both before and after the Plan, and considered that their controls are not transitory, then the Plan involving entities or businesses under common control existed, merger accounting is considered as an appropriate accounting policy for common control combination.

The principal activity of the Company and Fresh Generation is investment holding. The principal activity of Guanwei is engaged in manufacturing and distribution of Low Density Polyethylene (“LDPE”) and scrapped and other plastic materials.

2             Summary of significant accounting policies

(a)	Basis of Accounting and Principles of Consolidation

The consolidated financial statements for Chenxin and its subsidiary for the years ended December 31, 2007 and 2008 are prepared in accordance with accounting principles generally accepted in United States of America (“GAAP”) and include the accounts of Hongkong Chenxin International Development Limited and Fuqing Guanwei Plastics Industry Company Limited (hereafter referred to as the (“Group”) for all periods presented.

In preparing the consolidated financial statements presented herewith, all significant intercompany balances and transactions have been eliminated on consolidation.

A single uniform set of accounting policies is adopted by the combined entity (i.e. Chenxin). Therefore, Chenxin recognized the assets, liabilities and equity of the combining entities (i.e. Chenxin and Guanwei) at the carrying amounts in the consolidated financial statements of the controlling parties (i.e. Original Shareholders) prior to the common control combination. These carrying amounts are referred to the existing book values from the Original Shareholder’s perspective.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

2             Summary of significant accounting policies

(a)           Basis of Accounting and Principles of Consolidation (Continued)

No goodwill or excess of the acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of the common control combination is recognized.

Comparative amounts in the consolidated financial statements are presented at the carrying amount as well, as if the combining entities had been combined throughout the periods.

Expenditure incurred (i.e. professional fees, registration fees, etc) in relation to a common control combination that is to be accounted for by using merger accounting is recognized as an expense in the period in which it is incurred.

(b)           Foreign Currency Translations and Transactions

Chenxin maintains its books and accounting records in United States Dollar (“US$”). The primary currency of the economic environment in which the operations of Chenxin are conducted is Renminbi (“RMB”). RMB is therefore considered as Chenxin’s “functional currency”.

Chenxin’s wholly-owned subsidiary, Guanwei maintains its books and accounting records in RMB, being the functional currency. RMB, the national currency of the PRC, is the primary currency of the economic environment in which the operation of Guanwei is conducted currently or to be conducted in the future. RMB is therefore considered as the “functional currency” of Guanwei.

Guanwei uses the “Current rate method” to translate its financial statements from RMB into US$, as required under the Statement of Financial Accounting Standards (“SFAS”) No. 52, “Foreign Currency Translation” issued by the Financial Accounting Standard Board (“FASB”). The assets and liabilities of Guanwei are translated into US$ using the rate of exchange prevailing at the balance sheet date. The capital accounts are translated at the historical rate. Adjustments resulting from the translation of the balance sheets of Guanwei from RMB into US$ are recorded in shareholders’ equity as part of accumulated comprehensive income. The statement of income and comprehensive income is translated at average rates during the reporting period. Gains or losses resulting from transactions in currencies other than the functional currencies are recognized in net income for the reporting periods. The statement of cash flows is translated at average rates during the reporting period, with the exception of issue of share and payment of dividends which are translated at historical rates. Due to the use of different rates for translation, the figures in the statement of changes in cash flows may not agree with the differences between the year end balances as shown in the balance sheets.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

2	Summary of significant accounting policies (Continued)

(c)	Comprehensive Income

The Group has adopted SFAS No. 130, “Reporting Comprehensive Income” (SFAS No. 130) issued by the FASB. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of general-purpose financial statements. The Group has chosen to report comprehensive income in the statements of changes in shareholders’ equity. Comprehensive income comprised net income and all changes to shareholders’ equity except those due to investments by owners and distributors to owners.

(d)           Revenue Recognition

Revenue from sales of manufactured LDPE is recognized when persuasive evidence of an arrangement exists, delivery of the goods has occurred, customer acceptance has been obtained, which means the significant risks and ownership have been transferred to the customer, the price is fixed or determinable and collectability is reasonably assured.

Sales of scrapped and other plastic materials are recognized on the same basis as sales of LDPE.

Interest income is recognized on a time proportion basis, taking into account the principal amounts outstanding and the interest rates applicable.

(e)           Taxation

The Group accounts for income and deferred tax under the provision of SFAS No. 109: “Accounting for Income Taxes” (SFAS No. 109), under which deferred taxes are recognized for all temporary differences between the applicable tax balance sheets and the consolidated balance sheet.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  SFAS No. 109 also requires the recognition of the future tax benefits of net operating loss carry forwards.  A valuation allowance is established when the deferred tax assets are not expected to be realized within a reasonable period of time.

Effective January 1, 2007, the Group adopted FIN No. 48, “Accounting for Uncertainty in Income Taxes.” In accordance with FIN No. 48, the Group recognizes tax benefits that satisfy a greater than 50% probability threshold and provides for the estimated impact of interest and penalties for such tax benefits. The Group did not have such uncertain tax positions in 2007 and 2008.

Deferred tax assets and liabilities are measured using the enacted tax rates expected to be applicable for taxable income in the years in which temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income for the period that includes the enactment date.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

2           Summary of significant accounting policies (Continued)

(f)           Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and demand deposits with banks.

(g)           Receivables and Other Assets

Receivables and other assets are recorded at their nominal values.  Valuation allowances are provided for identified individual risks for these line items.  If the loss of a certain part of the receivables is probable, valuation allowances are provided to cover the expected loss. Receivables are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have credit line policy to customers. The customers mainly pay the upfront payments for sales.

(h)           Inventories

Inventories are stated at the lower of cost, on the first-in, first-out method, or market value.  Costs include purchase and related costs incurred in bringing each product to its present location and condition.  Market value is calculated based on the estimated normal selling price, less further costs expected to be incurred for disposal.  Provision is made for obsolete, slow moving or defective items, where appropriate.

(i)           Property, Plant and Equipment and Land Use Right

Property, plant and equipment and land use right are stated at cost less accumulated depreciation and amortization. Gains or losses on disposal are reflected in current operations.  Major expenditures for betterments and renewals are capitalized.  All ordinary repair and maintenance costs are expensed as incurred. Land in the PRC is owned by the PRC government. The government in the PRC, according to PRC law, may sell the right to use the land for a specified period of time. Thus, all of the Group’s land purchases in the PRC are considered to be leasehold land and classified as land use right. They are amortized on a straight-line basis over the respective term of the right to use the land. The period for right to use the land was extended from 30 years to 50 years in 2008 by the PRC government. Depreciation of property, plant and equipment and land use right is computed using the straight-line method over the assets’ estimated useful lives as follows:

Land use right	Over 30 years prior to the extension of lease to 50 years and 50 years thereafter
Building	20 years
Leasehold improvements	over terms of the leases or the useful lives whichever is shorter
Plant and machinery	5 to 10 years
Furniture, fixtures and office equipment	5 years
Motor vehicles	5 years

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

2            Summary of significant accounting policies (Continued)

(j)           Impairment

The Group has adopted SFAS No. 144: “Accounting for Impairment or Disposal of Long-Lived Assets” which requires impairment losses to be recorded for property, plant and equipment and land use right to be held and used in operations when indicators of impairment are present.  Reviews are regularly performed to determine whether the carrying value of assets is impaired.  The Group determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the carrying amount of the assets.  An impairment loss, if one exists, is then measured as the amount by which the carrying amount of the asset exceeds the discounted estimated future cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value of such assets less costs to sell.  Asset impairment charges are recorded to reduce the carrying amount of the long-lived asset that will be sold or disposed of to their estimated fair values. Charges for the asset impairment reduce the carrying amount of the long-lived assets to their estimated salvage value in connection with the decision to dispose of such assets. There were no impairment losses recorded during each of the two years ended December 31, 2008.

 (k)           Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts that are reported in the financial statements and accompanying disclosures.  Although these estimates are based on management’s best knowledge of current events and actions that the Group may undertake in the future, actual results may be different from the estimates.

(l)           Related Parties

Entities are considered to be related to the Group if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Group.  Related parties also include principal owners of the Group, its management, members of the immediate families of principal owners of the Group and its management and other parties with which the Group may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.  A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

2              Summary of significant accounting policies (Continued)

(m)          Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combination” (SFAS No. 141(R)), which replaces FASB Statement No. 141. FAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired.  The statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination.  SFAS No. 141(R) is effective as of the beginning of an entity’s fiscal year that begins after December 15, 2008. An entity is precluded from implementing Statement 141R early.  The Group will adopt this statement in fiscal year 2009 and its effects on future periods will depend on the nature and significance of business combinations subject to this statement.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (SFAS No. 160). SFAS No. 160 establishes accounting and reporting standards for noncontrolling interests in subsidiaries. This statement requires the reporting of all noncontrolling interests as a separate component of stockholders’ equity, the reporting of consolidated net income (loss) as the amount attributable to both the parent and the noncontrolling interests and the separate disclosure of net income (loss) attributable to the parent and to the noncontrolling interests. In addition, this statement provides accounting and reporting guidance related to changes in noncontrolling ownership interests. Other than the reporting requirements described above which require retrospective application, the provisions of SFAS No. 160 are to be applied prospectively in the first annual reporting period beginning on or after December 15, 2008. SFAS No. 160 has no impact on the Group’s financial position, results of operations or cash flows.

In February 2008, the FASB issued Staff Position (FSP) SFAS No. 157-2, “Effective Date of FASB Statement No. 157” (FSP SFAS 157-2).  FSP SFAS 157-2 delayed the effective date of SFAS No. 157 “Fair Value Measurements” (SFAS No. 157) from 2008 to 2009 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  The adoption of the provisions of SFAS No. 157 related to non-financial assets and non-financial liabilities is not expected to have a material impact on the financial statements.  See note 19 for a further discussion of SFAS No. 157.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133” (SFAS No. 161).  SFAS No. 161 requires additional disclosures about the objectives of using derivative instruments, the method by which the derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and the effect of derivative instruments and related hedged items on financial position, financial performance, and cash flows.  SFAS No. 161 also requires disclosure of the fair values of derivative instruments and their gains and losses in a tabular format.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  The Group has no derivative instruments or hedging activities and this pronouncement is only disclosure-related; accordingly, SFAS 161 has no impact on the Group’s financial position, results of operations or cash flows.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

2              Summary of significant accounting policies (Continued)

(m)          Recent Accounting Pronouncements (Continued)

In April 2009, the FASB issued FSP SFAS No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (FSP SFAS No. 157-4).  FSP SFAS No. 157-4 provides factors to determine whether there has been a significant decrease in the volume and level of activity for the asset or liability and circumstances that may indicate that a transaction is not orderly. In those instances, adjustments to the transactions or quoted prices may be necessary to estimate fair value with SFAS No. 157. This FSP does not apply to Level 1 inputs. FSP SFAS No. 157 also requires additional disclosures, including inputs and valuation techniques used, and changes thereof, to measure the fair value. FSP SFAS No. 157-4 is effective for interim and annual reporting periods ending after June 15, 2009. Early adoption is permitted for periods ending after March 15, 2009. Management of the Group is in the process of evaluating the impact of FSP SFAS No. 157-4 and will adopt this FSP, effective on January 1, 2009.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (SFAS No. 165).  SFAS No. 165 provides general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS No. 165 is applicable for interim or annual periods after June 15, 2009. The application of SFAS No. 165 is not expected to have a material effect on the Group’s financial statements.

In June 2009, the FASB issued SFAS No. 168, “The ‘FASB Accounting Standards Codification’ and the Hierarchy of Generally Accepted Accounting Principles” (SFAS No. 168). SFAS No. 168 established the “FASB Accounting Standards Codification” (“Codification”), which officially launched on July 1, 2009, to become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The subsequent issuances of new standards will be in the form of Accounting Standards Updates that will be included in the Codification. Generally, the Codification is not expected to change U.S. GAAP. All other accounting literature excluded from the Codification will be considered nonauthoritative. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Group will adopt SFAS No. 168 for year ending December 31, 2009. The Group is currently evaluating the effect on the financial statement disclosures as all future references to authoritative accounting literature will be referenced in accordance with the Codification.

The Group does not believe that any other of the recently issued and adopted, but not yet effective, accounting standards would have a material effect on the accompanying financial statements.

3              Revenue

	2008	2007
	US$	US$

Sales of manufactured LDPE	24,051,803	15,047,027
Sales of scrapped and other plastic materials	1,378,911	730,970
	25,430,714	15,777,997

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

4             Income taxes

No provision for Hong Kong profits tax has been made as the Company has no assessable profits for tax purposes during the year.

Guanwei provides for PRC Enterprise Income Tax (“PRC – EIT”) at a rate of 25% (2007: 33%), after offsetting losses brought forward, if any, on the basis of its income for financial reporting purposes, adjusting for income and expense items which are not assessable or deductible for PRC-EIT .

Income before income taxes:

	2008	2007
	US$	US$

PRC – EIT	4,293,315	4,006,369

The provision for income taxes consists of:

	2008	2007
	US$	US$
Current tax expenses:
PRC – EIT	1,103,734	1,364,680

The principal reconciling items from income tax computed at the statutory rate and at the effective income tax rate are stated as follows:

	2008	2007
	US$	US$

Computed tax at the PRC statutory rate (2008: 25%; 2007: 33%)	1,073,329	1,322,102
Non-taxable items	-	(2,523)
Non-deductible items	32,812	45,101
Others	(2,407)	-
Total provision for income tax at effective tax rate	1,103,734	1,364,680

No provision for deferred taxation has been made in the consolidated financial statements as there were no significant temporary differences arising during each of the years or at the balance sheet dates.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

5             Accounts receivable

	2008	2007
	US$	US$

Trade receivables	68,972	155,793
Less: Allowances for doubtful debt	-	-
	68,972	155,793

6             Prepayments and other current assets

	2008	2007
	US$	US$

VAT recoverable	1,300,846	-
Prepayments and other receivables	84,379	82,316
	1,385,225	82,316

Pursuant to the Provisional Regulation of PRC on Value Added Tax (“VAT”), and their implementing rules, all entities and individuals that are engaged in the sale of goods are generally required to pay VAT at a rate of 17% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayer. VAT recoverable represents the deductible VAT generated from purchase of imported regenerative plastic materials was excess of the output VAT generated by sales in 2008.

7              Inventories

	2008	2007
	US$	US$

Raw materials	12,878,051	4,145,783
Work in progress	35,657	54,686
Finished goods	62,169	71,373
	12,975,877	4,271,842

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

8              Property, plant and equipment, net

	2008	2007
	US$	US$

Building	4,669,380	4,375,776
Leasehold improvements	419,527	393,148
Plant and machinery	687,091	618,156
Furniture, fixtures and office equipment	46,315	36,132
Motor vehicles	39,322	53,367
	5,861,635	5,476,579

Less: Accumulated depreciation	(892,837)	(474,240)
	4,968,798	5,002,339

	2008	2007
	US$	US$

Depreciation charge	388,739	289,402

A building with a carrying amount as of December 31, 2007 of US$4,022,239 has been pledged to secure the short-term bank borrowings. The short-term bank borrowing was paid off in January 2008 and was taken again in January 2009.

9              Land use right, net

	2008	2007
	US$	US$

Land use right	727,682	681,927
Less: Accumulated amortization	(60,682)	(43,568)
	667,000	638,359

	2008	2007
	US$	US$

Amortization charge	13,972	21,840

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

9             Land use right, net (Continued)

Land use right with a carrying amount as of December 31, 2007 of US$638,359 has been pledged to secure the short-term bank borrowings. The short-term bank borrowing was paid off in January 2008 and was taken again in January 2009.

In 2008, the land use right period was extended from 30 years to 50 years with the approval from PRC government. The amortization rate has been changed to 50 years since 2008.

Future amortization charges are US$13,972 per year for each of the next five years through December 31, 2013 and US$597,140 thereafter.

10           Amount due from director

		2008	2007
	Notes	US$	US$

Cash held by Chen Min, Guanwei’s director, on behalf of the Group	(a)	18,614	69,139

Contribution paid by sole director for issuance of share capital of Chenxin	(b)	1,290	1,290
		19,904	70,429

(a) The balance represents cash held by a director on behalf of the Group for the Group’s daily operation, which is unsecured, interest-free and repayable on demand. The amount was repaid in September 2009.

(b) The balance represents cash contribution made by the director of Chenxin for the incorporation of the Company in Hong Kong, which is unsecured, interest-free and repayable on demand.

11           Short term borrowings

The secured bank loan bears interest at a fixed rate of 6.436% per annum in 2007 and the amount was fully settled on the maturity date on January 16, 2008.

12           Other payables and accrued expenses

Other payables and accrued expenses mainly represent VAT payable, deposits received from customers and accruals for operating expenses.

13           Paid-in capital

Paid-in capital represents the issued share capital of Chenxin at incorporation on September 29, 2008 which was receivable from a director.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

14           Additional paid-in capital

		2008	2007
Date	Paid up to Guanwei by Original Shareholders in form of:	US$	US$

April 6, 2005	Cash	619,318	619,318
January 10, 2006	Injection of Property, plant and equipment and land use right	619,318	619,318
		1,238,636	1,238,636

15           PRC statutory reserves

Under the relevant PRC laws and regulations, Guanwei is required to appropriate certain percentage of its net income to statutory fund i.e. the statutory reserve fund.

Statutory reserve fund

Pursuant to applicable PRC laws and regulations, Guanwei is required to allocate at least 10% of its net income to the statutory reserve fund until such fund reaches 50% of Guanwei’s registered capital. The statutory reserve fund can be utilized upon the approval by the relevant authorities, to offset accumulated losses or to increase registered capital, provided that such fund be maintained at a minimum of 25% of the registered capital.

Statutory staff welfare fund

Pursuant to applicable PRC laws and regulations as applicable to PRC domestic-owned enterprise, Guanwei, the subsidiary is required to allocate certain amount of its net income to the staff welfare fund determined by Guanwei. Guanwei ceased to allocate such fund since it became a foreign-owned enterprise in December 2008. The staff welfare fund can only be used to provide staff welfare facilities and other collective benefits to the employees. This fund is non-distributable other than upon liquidation of the Guanwei.

16           Pension plan

As stipulated by the rules and regulations in the PRC, Guanwei contributes to the national retirement plans for its employees in the PRC.  Guanwei contributes approximately 20% of the basic salaries of its employees, and has no further obligations for the actual payment of pension or post-retirement benefits beyond the annual contributions.  The state-sponsored retirement plans are responsible for the entire pension obligations payable to retired employees.

During the years ended December 31, 2008 and 2007, the aggregate contributions of the Group to the aforementioned pension plan were approximately US$110,000 and US$105,000 respectively.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

17           Risks, Uncertainties, and concentrations

(i)	Nature of Operations

All of the Group’s operations are conducted in the PRC and are subject to various political, economic, and other risks and uncertainties inherent in this country.  Among other risks, the Group’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

(ii)	Concentration of Credit Risk

Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of cash.

As of December 31, 2008 and 2007, the Group had cash deposits of US$1 million and US$1.5 million placed with several banks in the PRC, where there is currently no rule or regulation in place for obligatory insurance of bank accounts. The Group has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

(iii)	Concentration of Suppliers and Restriction of Import Quota

For the year ended December 31, 2008 and 2007, 86% and 85% of raw materials was purchased from three major suppliers respectively.

In the PRC, import of regenerative plastic materials is controlled by import quota. The grant of import quota to the Group is subject to review and approval by the Ministry of Environmental Protection of the PRC annually. For the year ended December 31, 2008 and 2007, the Group obtained an import quota of 24,000 tons of regenerative plastic materials for each respective year (note 18).

(iv)	Foreign Exchange Risk

The Group operates in the PRC and purchases raw materials from overseas suppliers, and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to purchases in, US$ and Euro (“EUR”).  Foreign exchange risk arises from committed and unmatched future commercial transactions, such as confirmed import purchase orders, recognized assets and liabilities in the PRC operations.

The Company has not entered into any hedging transactions in an effort to reduce exposure to foreign exchange risk.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

17           Risks, Uncertainties, and concentrations (Continued)

(v)           Dependence of Import Quota from a related company

During the years ended December 31, 2007 and 2008, import of regenerative plastic materials were heavily dependent on the import quota granted by a related company, Fuqing Huan Li Plastics Company Limited or “Huan Li” (note 18).  Although the Group has not experienced difficulties obtaining the import quota from Huan Li in the past, the Group can not guarantee the grant of import quota will be obtained from Huan Li in the future. If the Group fail to obtain the import quota from Huan Li, the Group may have to use domestically supplied plastics wastes for manufacturing.  Domestic plastic wastes are typically poorly sorted, so utilizing the domestic raw material increase production costs.

18           Related party transaction

During the years 2007 and 2008, the Group imported regenerative plastic materials at a level much more than its granted import quota level by utilizing 35,000 tons from Huan Li at nil consideration in each of the respective year. Huan Li and the Company have a common director.

19           Fair value of financial instruments

In September 2006, the FASB finalized SFAS No. 157 which became effective January 1, 2008 except as amended by FSP SFAS No. 157-2 as previously described and FSP SFAS No. 157-1 and FSP SFAS No. 157-3 as discussed below.  This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements; however, it does not require any new fair value measurements.  On January 1, 2008, the provisions of this statement were applied prospectively to fair value measurements and disclosures of (a) financial assets and financial liabilities and (b) non-financial assets and non-financial liabilities which are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  The adoption of this statement did not have a material effect on the financial statements for fair value measurements made for the year ended December 31, 2008.

In February 2008, the FASB issued FSP SFAS 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13” (FSP SFAS No. 157-1).  FSP SFAS No. 157-1 removed leasing from the scope of SFAS No. 157.  In October 2008, the FASB issued FSP SFAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (FSP SFAS No. 157-3).  FSP SFAS 157-3 clarified the application of SFAS No. 157 in a market that is not active and provided an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.  FSP SFAS No. 157-3 became effective immediately upon issuance, and its adoption did not have an effect on the financial statements.

HONGKONG CHENXIN INTERNATIONAL DEVELOPMENT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

19           Fair value of financial instruments (Continued)

The carrying values of financial instruments, which consist of cash and cash equivalents, accounts receivable and accounts payable, bank borrowings, other payables and accrued expenses, and balances with related parties approximate their fair values due to the short-term nature of these instruments.

20	Subsequent events

On March 11, 2009, the Group declared dividends of US$5,648,152 to the shareholders. The dividends of US$4,409,934 were paid to the shareholders in March 2009 and the remaining balance in [September] 2009.

Schedule 1.07

Certain Changes or Events

(a)

None.

(b)

In 2009, HKCo declared and paid a dividend to certain of its original stockholders in the aggregate amount of approximately US$5.6million.

(c)

None.

Schedule 1.09

Contracts

Indemnity Agreement, between Marshall Davis, HKCo, and HKCo Stockholder, dated November 5, 2009.

Share Exchange Agreement and Stock Purchase, between USCo and MD Mortgage Corp., dated January 15, 2007.

Asset Transfer Agreement, between Fuqing State-Owned Assets Management & Investment Corp. and Fuqing Guanwei Plastic Industry Co. Ltd. (“Guanwei”), a wholly-owned subsidiary of HKCo, dated January 11, 2006.

Land Use Certificate, issued by the Ministry of State-Owned Land Resources of the People’s Republic of China to Guanwei, dated November 8, 2006.

Audit Report and Certificate, issued by Tuv Rheinland Cert. gmbH to Guanwei.

Form of Employment Contract, between Guanwei and its employees.

Schedule 2.01

Organizational Documents of USCo

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0910802006-7
Document Number:
20060799357-58

Date Filed:
12/13/2006 11:45:42 AM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	MD HOLDINGS CORP.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. Name 502 East John Street, Carson City, NEVADA 89706 Street Address, City, Zip Code Optional Mailing Address, City, State, Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 110,000,000 Par value: $ .001 Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Marshall Davis Name 135 Carolstowne Road, Reisterstown, MD 21136 Street Address, City, State, Zip Code 2. Name Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Corporation Service Company By: [signature] Asst/Sec Name, Signature 830 Bear Tavern Road, West Trenton, NJ 08628 Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc. By: [signature] 12/13/06 Authorized Signature of R.A. or On Behalf of R.A. Company, Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 ARTICLES 2003
Revised on: 10/04/05

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

January 28, 2008

Job Number	Corporation Number	
C20080129-0244	E0910802006-7	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Amendment	20080056277-87	January 28, 2008 04:10:34 PM

Corporation Name	Resident Agent
MD HOLDINGS CORP.	CSC SERVICES OF NEVADA, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

Jan 28 2008 12:27PM HP LASERJET 3330 p.1

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20080056277-87
[signature]	Filing Date and Time 01/28/2008 4:10 PM
Ross Miller Secretary of State State of Nevada	Entity Number E0910802006-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

MD HOLDINGS CORP.

2. The articles have been amended as follows (provide article numbers, if available):

Article 3. Shares: The number of shares the Corporation is authorized to issue is 500,000,000 with a par value of $0.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 25,000,000

4. Effective date of filing (optional): 1/29/08
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.385 Amend 2007
Revised on: 01/01/07

BYLAWS
OF
MD HOLDINGS CORP.

A Nevada Corporation
As of December 13, 2006

ARTICLE I
Meetings of Stockholders

Section 1.1                        Time and Place. Any meeting of the stockholders may be held at such time and such place, either within or without the State of Nevada, as shall be designated from time to time by resolution of the board of directors or as shall be stated in a duly authorized notice of the meeting.

Section 1.2                       Annual Meeting. The annual meeting of the stockholders shall be held on the date and at the time fixed, from time to time, by the board of directors. The annual meeting shall be for the purpose of electing a board of directors and transacting such other business as may properly be brought before the meeting.

Section 1.3                        Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president  and shall be called by the president or secretary if requested in writing by the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

Section 1.4                        Notices. Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by statute or the articles of incorporation, either personally, by mail or by a form of electronic transmission consented to by the stockholder, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the official government mail of the United States or any other country, postage prepaid, addressed to the stockholder at his address as it appears on the stock records of the Corporation. If given personally or otherwise than by mail, such notice shall be deemed to be given when either handed to the stockholder or delivered to the stockholder’s address as it appears on the records of the Corporation.

Section 1.5                        Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting, or at any adjournment of a meeting, of stockholders; or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion, or exchange of stock; or for the purpose of any other lawful action; the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof shall not be more than sixty nor less than ten days before the date of such meeting. The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for any other action shall not be more than sixty days prior to such action. If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at any meeting shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived by all stockholders, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or to be taken is delivered to the Corporation and, when prior action by the board of directors is required, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such other purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 1.6                        Voting List. If the Corporation shall have more than five (5) shareholders, the secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the Corporation’s principal offices. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 1.7                        Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation. If, however, such a quorum shall not be present at any meeting of stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.8                        Voting and Proxies. At every meeting of the stockholders, each stockholder shall be entitled to one vote, in person or by proxy, for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after six months from its date unless the proxy provides for a longer period, which may not exceed seven years. When a specified item of business is required to be voted on by a class or series of stock, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present at a properly held meeting of the shareholders, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the subject matter under consideration, shall be the act of the shareholders, unless the vote of a greater number or voting by classes (i) is required by the articles of incorporation, or (ii) has been provided for in an agreement among all shareholders entered into pursuant to and enforceable under Nevada Revised Statutes §78.365.

Section 1.9                        Waiver. Attendance of a stockholder of the Corporation, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice.

Section 1.10                     Stockholder Action Without a Meeting.  Except as may otherwise be provided by any applicable provision of the Nevada Revised Statutes, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.  In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

ARTICLE II
Directors

Section 2.1                        Number. The number of directors shall be one or more, as fixed from time to time by resolution of the board of directors; provided, however, that the number of directors shall not be reduced so as to shorten the tenure of any director at the time in office. The initial number of directors shall be one.

Section 2.2                        Elections. Except as provided in Section 2.3 of this Article II, the board of directors shall be elected at the annual meeting of the stockholders or at a special meeting called for that purpose. Each director shall hold such office until his successor is elected and qualified or until his earlier resignation or removal.

Section 2.3                        Vacancies. Any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Such newly elected director shall hold such office until his successor is elected and qualified or until his earlier resignation or removal.

Section 2.4                        Meetings. The board of directors may, by resolution, establish a place and time for regular meetings which may be held without call or notice.

Section 2.5                        Notice of Special Meetings. Special meetings may be called by the chairman, the president  or any two members of the board of directors. Notice of special meetings shall be given to each member of the board of directors: (i) by mail by the secretary, the chairman or the members of the board calling the meeting by depositing the same in the official government mail of the United States or any other country, postage prepaid, at least seven days before the meeting, addressed to the director at the last address he has furnished to the Corporation for this purpose, and any notice so mailed shall be deemed to have been given at the time when mailed; or (ii) in person, by telephone or by electronic transmission addressed as stated above at least forty-eight hours before the meeting, and such notice shall be deemed to have been given when such personal or telephone conversation occurs or at the time when such electronic transmission is delivered to such address.

Section 2.6                        Quorum. At all meetings of the board, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by statute, the articles of incorporation or these bylaws. If less than a quorum is present, the director or directors present may adjourn the meeting from time to time without further notice. Voting by proxy is not permitted at meetings of the board of directors.

Section 2.7                        Waiver. Attendance of a director at a meeting of the board of directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

Section 2.8                        Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors and filed with the minutes of proceedings of the board of directors. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein.

Section 2.9                        Attendance by Telephone. Members of the board of directors may participate in a meeting of such board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

ARTICLE III
Officers

Section 3.1                        Election. The Corporation shall have such officers, with such titles and duties, as the board of directors may determine by resolution, which must include a chairman of the board, a president, a secretary and a treasurer and may include one or more vice presidents and one or more assistants to such officers. The officers shall in any event have such titles and duties as shall enable the Corporation to sign instruments and stock certificates complying with Section 6.1 of these bylaws, and one of the officers shall have the duty to record the proceedings of the stockholders and the directors in a book to be kept for that purpose. The officers shall be elected by the board of directors; provided, however, that the chairman may appoint one or more assistant secretaries and assistant treasurers and such other subordinate officers as he deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are prescribed in the bylaws or as may be determined from time to time by the board of directors or the chairman. Any two or more offices may be held by the same person.

Section 3.2                        Removal and Resignation. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any officer appointed by the chairman may be removed at any time by the board of directors or the chairman. Any officer may resign at any time by giving written notice of his resignation to the chairman or to the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides. Any vacancy occurring in any office of chairman of the board, president, vice president, secretary or treasurer shall be filled by the board of directors. Any vacancy occurring in any other office may be filled by the chairman.

Section 3.3                        Chairman of the Board. The chairman of the board shall preside at all meetings of shareholders and of the board of directors, and shall have the powers and  perform the duties usually pertaining to such office, and shall have such other powers and perform such other duties as may be from time to time prescribed by the board of directors..

Section 3.4                        President. The president shall be the chief executive officer of the Corporation, and shall have general and active management of the business and affairs of the Corporation, under the direction of the board of directors. Unless the board of directors has appointed another presiding officer, the president shall preside at all meetings of the shareholders.

Section 3.5                        Vice President. The vice president or, if there is more than one, the vice presidents in the order determined by the board of directors or, in lieu of such determination, in the order determined by the president, shall be the officer or officers next in seniority after the president. Each vice president shall also perform such duties and exercise such powers as are appropriate and such as are prescribed by the board of directors or, in lieu of or in addition to such prescription, such as are prescribed by the president from time to time. Upon the death, absence or disability of the president, the vice president or, if there is more than one, the vice presidents in the order determined by the board of directors or, in lieu of such determination, in the order determined by the president, or, in lieu of such determination, in the order determined by the chairman, shall be the officer or officers next in seniority after the president. in the order determined by the and  shall perform the duties and exercise the powers of the president.

Section 3.6                        Assistant Vice President. The assistant vice president, if any, or, if there is more than one, the assistant vice presidents shall, under the supervision of the president or a vice president, perform such duties and have such powers as are prescribed by the board of directors, the president or a vice president from time to time.

Section 3.7                        Secretary. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal and stock records, be responsible for the maintenance of all corporate files and records and the preparation and filing of reports to governmental agencies (other than tax returns), have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, attest it by his signature), and perform such other duties and have such other powers as are appropriate and such as are prescribed by the board of directors or the president from time to time.

Section 3.8                        Assistant Secretary. The assistant secretary, if any, or, if there is more than one, the assistant secretaries in the order determined by the board of directors or, in lieu of such determination, by the president or the secretary shall, in the absence or disability of the secretary or in case such duties are specifically delegated to him by the board of directors, the chairman, or the secretary, perform the duties and exercise the powers of the secretary and shall, under the supervision of the secretary, perform such other duties and have such other powers as are prescribed by the board of directors, the chairman, or the secretary from time to time.

Section 3.9                        Treasurer. The treasurer shall have control of the funds and the care and custody of all the stocks, bonds and other securities of the Corporation and shall be responsible for the preparation and filing of tax returns. He shall receive all moneys paid to the Corporation and shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in its name and on its behalf, and give full discharge for the same. He shall also have charge of the disbursement of the funds of the Corporation and shall keep full and accurate records of the receipts and disbursements. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the board of directors and shall perform such other duties and have such other powers as are appropriate and such as are prescribed by the board of directors or the president from time to time.

Section 3.10                                  Assistant Treasurer. The assistant treasurer, if any, or, if there is more than one, the assistant treasurers in the order determined by the board of directors or, in lieu of such determination, by the chairman or the treasurer shall, in the absence or disability of the treasurer or in case such duties are specifically delegated to him by the board of directors, the chairman or the treasurer, perform the duties and exercise the powers of the treasurer and shall, under the supervision of the treasurer, perform such other duties and have such other powers as are prescribed by the board of directors, the president or the treasurer from time to time.

Section 3.11                                  Compensation. Officers shall receive such compensation, if any, for their services as may be authorized or ratified by the board of directors. Election or appointment as an officer shall not of itself create a right to compensation for services performed as such officer.

ARTICLE IV
Committees

Section 4.1                        Designation of Committees. The board of directors may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Corporation, and if the board of directors so determines, one or more persons who are not directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

Section 4.2                        Committee Powers and Authority. The board of directors may provide, by resolution or by amendment to these bylaws, for an Executive Committee to consist of one or more directors of the Corporation (but no persons who are not directors of the Corporation) that may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that an Executive Committee may not exercise the power or authority of the board of directors in reference to amending the articles of incorporation (except that an Executive Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors, pursuant to Article 3(3) of the articles of incorporation, fix the designations and any of the preferences or rights of shares of preferred stock relating to dividends, redemption, dissolution, any distribution of property or assets of the Corporation, or the conversion into, or the exchange of shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these bylaws; and, unless the resolution expressly so provides, no an Executive Committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 4.3                        Committee Procedures. To the extent the board of directors or the committee does not establish other procedures for the committee, each committee shall be governed by the procedures established in Section 2.4 (except as they relate to an annual meeting of the board of directors) and Sections 2.5, 2.6, 2.7, 2.8 and 2.9 of these bylaws, as if the committee were the board of directors.

ARTICLE V
Indemnification

Section 5.1                        Expenses for Actions Other Than By or In the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Section 5.2                       Expenses for Actions By or In the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 5.3                        Successful Defense. To the extent that any person referred to in the preceding two sections of this Article V has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such sections, or in defense of any claim issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 5.4                        Determination to Indemnify. Any indemnification under the first two sections of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (i) by the stockholders, (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (iii) if such quorum is not obtainable or, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

Section 5.5                        Expense Advances. Expenses incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article V.

Section 5.6                        Provisions Nonexclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or under any other bylaw, agreement, insurance policy, vote of stockholders or disinterested directors, statute or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 5.7                        Insurance. By action of the board of directors, notwithstanding any interest of the directors in the action, the Corporation shall have power to purchase and maintain insurance, in such amounts as the board of directors deems appropriate, on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he is indemnified against such liability or expense under the provisions of this Article V and whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article V or of the Nevada Revised Statutes §78.7502; §78.751 or §78.752 or by any other applicable law.

Section 5.8                        Surviving Corporation. The board of directors may provide by resolution that references to “the Corporation” in this Article V shall include, in addition to this Corporation, all constituent corporations absorbed in a merger with this Corporation so that any person who was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, employee or agent of another corporation, partnership, joint venture, trust, association or other entity shall stand in the same position under the provisions of this Article V with respect to this Corporation as he would if he had served this Corporation in the same capacity or is or was so serving such other entity at the request of this Corporation, as the case may be.

Section 5.9                        Inurement. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 5.10                                  Employees and Agents. To the same extent as it may do for a director or officer, the Corporation may indemnify and advance expenses to a person who is not and was not a director or officer of the Corporation but who is or was an employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise.

ARTICLE VI
Stock

Section 6.1                        Certificates. Every holder of stock in the Corporation represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the President or chairman of the board of directors, or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 6.2                        Facsimile Signatures. Where a certificate of stock is countersigned (i) by a transfer agent other than the Corporation or its employee or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any such certificate shall cease to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 6.3                        Transfer of Stock. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed or accompanied by a proper instrument of assignment, except as may otherwise be expressly provided by the laws of the State of Nevada or by order by a court of competent jurisdiction. The officers or transfer agents of the Corporation may, in their discretion, require a signature guaranty before making any transfer.

Section 6.4                        Lost Certificates. The board of directors may direct that a new certificate of stock be issued in place of any certificate issued by the Corporation that is alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance of a new certificate, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII
Seal

The board of directors may, but are not required to, adopt and provide a common seal or stamp which, when adopted, shall constitute the corporate seal of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or manually reproduced.

ARTICLE VIII
Fiscal Year

The board of directors, by resolution, may adopt a fiscal year for the Corporation.

ARTICLE IX
Amendment

These bylaws may at any time and from time to time be amended, altered or repealed exclusively by the board of directors, as provided in the articles of incorporation.

Schedule 2.09

Liabilities on the Closing Date

-	Webb & Company, P.A.: $1,207.50

-	Corporate Stock Transfer: $4,062.25

-	Olde Monmouth Stock Transfer: $2,950 (termination fee)

-	Globex Transfer, LLC: $3,500 (DTC eligibility)

-	Berman & Company, P.A.: $885

-	EDGAR Agents, LLC: $1,174

Schedule 2.14

Bank Accounts; Power of Attorney

(a)

None

(b)

None

(c)

None

(d)

None

(e)

Marshall Davis, sole officer and director